EXHIBIT 24

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60180) pertaining to the Amended and Restated Stock Option Plan (1986), the Registration Statement (Form S-8 No. 33-16250) pertaining to the Employee Stock Purchase Plan, and the Registration Statement (Form S-3 No. 33-51775) and related Prospectus of Toll Brothers, Inc. of our report dated December 8, 1994 with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1994.


                                     /s/  Ernst & Young LLP
                                     ------------------------


Philadelphia, Pennsylvania
January 19, 1995